EXHIBIT 3.2

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of	Document Number 20080793580-82
Ross Miller Secretary of State State of Nevada
Filing Date and Time 12/05/2008 11:56 AM
Entity Number C34016-2004

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Disability Access Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

 Amend the authorized shares from 5,000,000,000 common shares, par value $0.00001 to 2,500,000,000 common shares, par value $0.00001 with 2,445,000,000 in common shares, par value $0.00001 and 55,000,000 in preferred shares, par value $0.00001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 90%

4. Effective date of filing: (optional)

5. Signature: (required)

(must not be later than 90 days after the certificate is filed)

/s/ Peter Chin

Peter Chin, Chief Executive Officer

Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of Slate Amend Profit-After

This form must be accompanied by appropriate fees.

'

Revised  7-1-08